Exhibit 10.1

                               AMENDMENT NO. 1 TO
                          EMPLOYMENT AGREEMENT BETWEEN
                                   CNS, INC.
                                      AND
                               RICHARD E. JAHNKE


         This Agreement, made and entered into in the City of Chanhassen, State of Minnesota, as of the 1st day of January, 1994, is by and between CNS, Inc., a Delaware corporation (the "Company"), and Richard E. Jahnke ("Employee").

         WHEREAS, the Company and Employee are parties to that certain Employment Agreement dated as of March 8, 1993 (the "Employment Agreement").

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the first sentence of Section 4.1 of the Employment Agreement be amended to read as follows:

         4.1 The Company agrees to pay Employee a salary of One Hundred Twelve Thousand Dollars ($112,000) per year, payable bi-weekly; an automobile expense allowance of Five Hundred Dollars ($500) per month; and other benefits as adopted from time to time by the Company.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                            CNS, INC.


                                            By /s/ Daniel E. Cohen
                                               Daniel E. Cohen, M.D.,
                                               Chief Executive Officer


                                               /s/ Richard E. Jahnke
                                               Richard E. Jahnke